UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Marin Software Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

April 27, 2022

To our stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Marin Software Incorporated (the “Annual Meeting”). The Annual Meeting will be held as a virtual meeting on Wednesday, June 8, 2022, at 9:30 a.m. (Pacific Daylight Time) via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/MRIN2022, where you will be able to listen to the Annual Meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting..

The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2021, and proxy card, each of which is enclosed.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

If you attend the Annual Meeting via the live webcast, you will be able to vote and submit questions during the Annual Meeting by using the control number located on your proxy card.

We appreciate your continued support.

Sincerely,

Christopher Lien

Chief Executive Officer

MARIN SOFTWARE INCORPORATED

123 Mission Street, 27th Floor

San Francisco, California 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Wednesday, June 8, 2022 at 9:30 a.m. Pacific Daylight Time

Place:	Virtual meeting via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/MRIN2022 (the “Annual Meeting”)
Items of Business:

1. Elect two Class III directors of Marin Software Incorporated, each to serve until the 2025 annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

2. Vote, on a non-binding advisory basis, on the compensation paid by us to our named executive officers for the year ended December 31, 2021.

3. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

4. Transact any other business as may properly come before the meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on April 18, 2022 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Proxy Voting:

Each share of common stock that you own represents one vote. For questions regarding your stock ownership, you may contact the Marin Software Investor Relations Department through our website at http://investor.marinsoftware.com/contact-ir or, if you are a registered holder, through our transfer agent, Broadridge Corporate Issuer Solutions, Inc., by email through its website at www.shareholder@broadridge.com or by phone at (877) 830-4936.

This Notice of the Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about April 27, 2022. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 8, 2022: Our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.proxyvote.com.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Christopher Lien

Chief Executive Officer

San Francisco, California

April 27, 2022

MARIN SOFTWARE INCORPORATED

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

MARIN SOFTWARE INCORPORATED

123 Mission Street, 27th Floor

San Francisco, California 94105

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

April 27, 2022

GENERAL INFORMATION

Information about Solicitation and Voting

The accompanying proxy is solicited on behalf of Marin Software Incorporated’s board of directors (the “Board”) for use at the 2022 Annual Meeting of Stockholders of Marin Software Incorporation (“we,” “our,” “us” or the “Company”) to be held on June 8, 2022, at 9:30 a.m. Pacific Daylight Time (the “Meeting”), and any adjournment or postponement thereof. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 27, 2022. Our Annual Report on Form 10-K for the year ended December 31, 2021 is enclosed with this proxy statement. Electronic copies of this proxy statement and Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.proxyvote.com.

Information About the Meeting

Purpose of the Meeting

You are receiving this proxy statement because the Board is soliciting your proxy to vote your shares of common stock at the Meeting with respect to the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and is designed to assist you in voting your shares.

Record Date; Quorum

Only holders of record of our common stock at the close of business on April 18, 2022 (the “Record Date”), will be entitled to vote at the Meeting. At the close of business on April 18, 2022, we had 15,566,733 shares of our common stock outstanding and entitled to vote. For 10 days prior to the Meeting, a complete list of the stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose relating to the Meeting by emailing a request to legal@marinsoftware.com.

The holders of one-third of the voting power of the shares of our common stock entitled to vote at the Meeting as of the Record Date must be present at the Meeting in order to hold the Meeting and conduct business. This presence is called a quorum. Your shares of our common stock are counted as present at the Meeting if you are present and vote in person at the Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

In deciding all matters at the Meeting, each holder of shares of our common stock is entitled to one vote for each share of our common stock held at of the close of business on the Record Date. We do not have cumulative voting rights for the election of director. You may vote all shares of our common stock owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares of our common stock were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Meeting or vote by telephone or by Internet, or if you request or receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares of our common stock were held in an account with a brokerage firm, bank, trustee or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares of our common stock held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares of our common stock is considered the stockholder of record for purposes of voting at the Meeting. Because you are not the stockholder of record, you may not vote your shares of our common stock at the Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Meeting.

Proposal 1. Each director will be elected by a plurality of the votes cast for Proposal No. 1, which means that the two individuals nominated for election to our Board at the Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” all of the nominees, “WITHHOLD” your vote with respect to all of the nominees, or “FOR” all of the nominees except for any of the nominees that you specify.

Proposal No. 2. The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, on an advisory and non-binding basis, the compensation awarded to our named executive officers for the year ended December 31, 2021. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Although this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our Board value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Proposal No. 3. Approval of Proposal No. 3 will be obtained if the number of votes cast “FOR” such proposal at the Meeting exceeds the number of votes “AGAINST” such proposal.

Abstentions (i.e., shares of our common stock present at the Meeting and marked “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon other than in the case of Proposal No. 2 where they have the same effect as a vote against the proposal. “Broker non-votes” occur when shares of our common stock held by a broker, bank, trustee, or other nominee for a beneficial owner are not voted either because (i) the broker, bank, trustee, or other nominee did not receive voting instructions from the beneficial owner, or (ii) the broker, bank, trustee, or other nominee lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, bank, trustee, or other nominee, the broker, bank, trustee, or other nominee that holds your shares of our common stock will not be authorized to vote on the election of the directors (Proposal No. 1) or advisory vote on executive compensation (Proposal No. 2). Accordingly, we encourage you to provide voting instructions to your broker, bank, trustee, or other nominee, whether or not you plan to attend the Meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board recommends that you vote

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Proposal 1: FOR each of the Class III directors named in this proxy statement;
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Proposal 2: FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement; and
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Proposal 3: FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

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vote at the Meeting—by following the instructions at www.virtualshareholdermeeting.com/MRIN2022, where stockholders may vote and submit questions during the Meeting. The Meeting starts at 9:30 a.m. Pacific Daylight Time on June 8, 2022. Please have your 16-Digit Control Number to join the Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;
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vote via telephone or the Internet—in order to do so, please follow the instructions shown on your proxy card; or

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vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Meeting in the envelope provided.

Votes submitted by telephone or Internet must be received by 11:59 pm Eastern Daylight Time on June 7, 2022. Submitting your proxy, whether via the Internet, by telephone or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. For Proposal No. 1, you may either vote “FOR” all of the nominees, “WITHHOLD” your vote with respect to all nominees, or “FOR” all nominees except for any of the nominees that you specify. For Proposal No. 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal No. 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares of our common stock should be voted on a particular proposal at the Meeting, your shares of our common stock will be voted in accordance with the recommendations of our Board stated above.

If you do not vote and you hold your shares of our common stock in street name, and your broker, bank, trustee, or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares of our common stock that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Meeting.

If you receive more than one proxy card, your shares of our common stock are registered in more than one name or are registered in different accounts. To make certain all of your shares of our common stock are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone or the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, the Company and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. We have hired Alliance Advisors LLC to act as our proxy solicitor in conjunction with the Meeting. We will pay them a fee of $8,000, plus reasonable out-of-pocket expenses, for these services. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

Any person signing a proxy card in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. Registered holders may revoke a proxy by (1) signing and returning a proxy card with a later date, (2) delivering a written notice of revocation to Broadridge, 51 Mercedes Way, Edgewood, New York 11717, (3) voting again by telephone or over the Internet or (4) attending and voting at the Meeting (following the instructions at www.virtualshareholdermeeting.com/MRIN2022). The mere presence at the Meeting of a stockholder who has previously appointed a proxy will not revoke the appointment. Please note, however, that if a stockholder’s shares of our common stock are held of record by a broker, bank, trustee or other nominee and that stockholder wishes to revoke a proxy, the stockholder must contact that firm to revoke any prior voting instructions. In the event of multiple online or telephone votes by a stockholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the stockholder unless such vote is revoked at the Meeting.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Meeting. The preliminary voting results will be announced at the Meeting and posted on our website at http://investor.marinsoftware.com. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the Meeting.

Information about the Virtual Meeting

You will be able to attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/MRIN2022, where you will be able to vote electronically and submit questions during the Meeting.

You will be able submit a question during the Meeting via our virtual stockholder meeting website, www.virtualshareholdermeeting.com/MRIN2022. If your question is properly submitted during the relevant portion of the meeting agenda, our Chief Executive Officer will lead the Q&A session and a response to your question will be provided during the live webcast. A webcast replay of the Meeting will also be archived on www.virtualshareholdermeeting.com/MRIN2022.

If we experience technical difficulties during the virtual meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/MRIN2022.

If you encounter technical difficulties accessing our Meeting or asking questions during the Meeting, a support line will be available on the login page of the virtual meeting website.

Additional Questions

If you have additional questions about the Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor, Alliance Advisors LLC.

Stockholders may call Alliance Advisors toll free at 800-429-6210.

Stockholder may email Alliance Advisors at MRIN@allianceadvisors.com.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD;

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines; Share Pledging Policy

Our Board has adopted Corporate Governance Guidelines that set forth our expectations for directors, director independence standards, Board committee structure and functions, and other policies regarding our corporate governance. Our Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at http://investor.marinsoftware.com, by clicking on “Corporate Governance Guidelines,” under “Corporate Governance.” Our nominating and corporate governance committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our Board with respect to changes as warranted.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board shall be free to choose its chairman in any way that it considers in the best interests of the Company, and that the nominating and corporate governance committee shall periodically consider the leadership structure of our Board and make such recommendations related thereto to our Board with respect thereto as the nominating and corporate governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairman and chief executive officer are held by the same person, the independent directors shall designate a “lead independent director.” In cases in which the chairman and chief executive officer are the same person, the chairman schedules and sets the agenda for meetings of our Board, and the chairman, or if the chairman is not present, the lead independent director chairs such meetings. The responsibilities of the chairman or, if the chairman and the chief executive officer are the same person, the lead independent director, include: presiding at executive sessions; serving as a liaison between the chairman and the independent directors; and being available, under appropriate circumstances, for consultation and direct communication with stockholders.

Our Board believes that our stockholders and the Company are best served by having Christopher Lien, our Chief Executive Officer, serve as chairman of the Board and L. Gordon Crovitz serve as lead independent director. Our Board believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Lien’s extensive executive leadership and operational experience, including familiarity with our business as the Company’s founder. Our independent directors bring experience, oversight and expertise from outside of the Company, while Mr. Lien brings Company-specific experience and expertise. Our Board believes that this governance structure provides strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Our Board of Directors’ Role in Risk Oversight

Our Board, as a whole, has responsibility for risk oversight, although the committees of our Board oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our Board and its committees is supported by our management reporting processes, which are designed to provide visibility to the Board and to our personnel who are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal and compliance risks.

Each committee of the Board meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. The audit committee reviews our major financial and legal compliance risk exposures and monitors the steps management has taken to mitigate and control such exposures, including our risk assessment and risk management policies and guidelines. The compensation committee reviews risks and exposures associated with compensation programs and arrangements, including incentive plans. The nominating and corporate governance committee reviews the leadership structure of our Board and management team.

Independence of Directors

Our Board determines the independence of our directors by applying the applicable rules, regulations and listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) and relevant securities and other laws, rules and regulations regarding the definition of “independent.” These provide that a director is independent only if the Board affirmatively determines that the director does not have a relationship with the company which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.. They also specify various relationships that preclude a determination of director independence. Material relationships may include employment, commercial, accounting, family and other business, professional and personal relationships.

Applying these standards, our Board annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, the Board considered, among other things, the relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Based upon this review, our Board has determined that all of the members of our Board and nominees, other than Mr. Lien, are currently independent as determined under applicable rules, regulations and listing standards of Nasdaq. All members of our audit committee, compensation committee and nominating and corporate governance committee must be independent directors under the applicable rules, regulations and listing standards of Nasdaq. Members of the audit committee must also satisfy a separate SEC independence requirement, which provides that they may not (i) accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation (including in connection with such member’s service as a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from the Company or any of its subsidiaries) or (ii) be an affiliated person of the Company or any of its subsidiaries. Members of the compensation committee also must satisfy a separate SEC independence requirement and a related Nasdaq listing standard relating to their affiliation with the Company and what advisory, consulting or other fees they may have received from us. Our Board has determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and all members of our audit committee satisfy the relevant SEC additional independence requirements for the members of such committee.

Committees of Our Board of Directors

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by the Board. Copies of the charters for each committee are available, without charge, upon request in writing to Marin Software Incorporated, 123 Mission Street, 27th Floor, San Francisco, California 94105, Attn: General Counsel or by clicking on “Corporate Governance” in the “Investor Relations” section of our website, http://investor.marinsoftware.com. Members serve on these committees until their resignations or until otherwise determined by our Board.

Audit Committee

Our audit committee consists of Mr. Kinion, who is the chair of the audit committee, Mr. Crovitz and Ms. Mann. Ms. Middleton was also a member of the Audit Committee during 2021, but ceased to be a member of the Audit Committee in April 2022. The composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules, regulations and listing standards. Each member of our audit committee is financially literate as required by Nasdaq listing standards. In addition, our Board has determined that each of Messrs. Kinion and Crovitz is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Our audit committee is directly responsible for, among other things:

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selecting a firm to serve as the independent registered public accounting firm to audit our financial statements and overseeing their work;
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reviewing the continuing independence of the independent registered public accounting firm;
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discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
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establishing procedures for employees and others to submit anonymously concerns about questionable accounting or audit matters;
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considering and reviewing the adequacy of our disclosure controls and internal controls over financial reporting;
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reviewing material related party transactions or those that require disclosure; and
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approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee consists of Mr. Hutchison, who is the chair of the compensation committee, Ms. Middleton and Ms. Mann. The composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules, regulations and listing standards. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an outside director, as defined pursuant to Section 162(m) of the Code and is “independent” as defined pursuant to applicable Nasdaq rules and Rule 10C-1 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Our compensation committee is responsible for, among other things:

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reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;
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reviewing and approving, or recommending to our Board the compensation of our directors;
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reviewing and approving, or recommending to our Board the terms of any compensatory agreements with our executive officers;
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administering our stock and equity incentive plans;
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reviewing and approving, or making recommendations to our Board with respect to, cash-based and equity-based incentive compensation; and
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reviewing our overall compensation strategy.

The compensation committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers, including the chief executive officer, and makes recommendations to our Board regarding the compensation of non-employee directors. The compensation committee may take into account the recommendations of the chief executive officer with respect to compensation of the other executive officers.

The compensation committee has delegated, in accordance with applicable law, rules and regulations and our certificate of incorporation and bylaws, to a plan grant administrator, the authority to make certain types of equity awards to service providers under our 2013 Plan pursuant to the terms of such plan and the equity award policy approved by our compensation committee. During fiscal 2021, the plan grant administrator consisted of the chief executive officer and the chief financial officer. In accordance with our equity award policy, any equity award granted by the plan grant administrator that vests solely based on continuous service, shall vest as follows: (i) with respect to options as to the first twenty-five percent (25%) of the shares subject to the option after the recipient completes twelve (12) months of continuous service from the date of grant and as to an additional 1/48th of the total shares subject to the option when the recipient completes each month of continuous service thereafter and (ii) with respect to all other equity awards as to the first twenty-five percent (25%) of the shares or units awarded after the recipient completes twelve (12) months of continuous service from the date of grant and as to an additional twenty-five percent (25%) of the total shares or units awarded when the recipient completes each year of continuous service thereafter.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Crovitz, who is the chair of the nominating and corporate governance committee, and Ms. Middleton. The composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules, regulations and listing standards. Our nominating and corporate governance committee is responsible for, among other things:

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identifying, evaluating, recruiting, and recommending candidates for membership on our Board;
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reviewing and recommending changes to our Corporate Governance Guidelines and Codes of Conduct and Business Ethics for Directors and for Employees;
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reviewing proposed waivers of the Code of Conduct for Directors;
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overseeing the process of evaluating the performance of our Board; and
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assisting our Board on corporate governance matters.

Environmental, Social and Governance

This Environmental, Social and Governance section contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding our future environmental, social and governance (“ESG”) practices and initiatives. The actual ESG plans and initiatives that we adopt may differ materially from currently anticipated plans and arrangements as summarized in this section.

We embrace our social responsibility as members of the global community and intend to consider a variety of ESG practices and initiatives with the oversight of the Board and the Nominating and Corporate Governance Committee of the Board.

Sustainability

We believe in caring for our environment. As COVID-19 forced our employees around the world to adapt quickly to working remotely, we are taking the opportunity to reimagine our real estate needs with an emphasis on, among other things, safety and sustainability. We intend to look at our global operational footprint to identify areas for sustainability and engaging our employees in sustainability initiatives.

Diversity, Equity & Inclusion ("DEI")

We strive to promote and advance diversity and inclusion across the Company and we value diverse perspectives and life experiences. We believe that everyone deserves respect and equal treatment, regardless of gender, race, ethnicity, age, disability, sexual orientation, gender identity, cultural background, or religious belief.

Philanthropy

We encourage our employees to identify potential philanthropic programs that the Company and its employees may support. We have recently begun to support a variety of Black Lives Matter programs and are making certain matching financial contributions to various humanitarian programs in Ukraine.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during 2021 were Mr. Hutchison, Ms. Middleton and Ms. Mann. None of the members of our compensation committee in 2021 were at any time during 2021 or at any other time an officer or employee of the Company or any of its subsidiaries, and none had or has any relationships with the Company that are required to be disclosed under Item 404 of Regulation S-K, except as provided under the Related Party Transactions section below. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or compensation committee during 2020.

Board and Committee Meetings and Attendance

Our Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2021:

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our Board held five meetings and acted by unanimous written consent five times;
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our audit committee held seven meetings and acted by unanimous written consent one time;
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our compensation committee held three meetings and acted by unanimous written consent four times; and
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our nominating and corporate governance committee did not hold any meetings and acted by unanimous written consent two times.

Other than Mr. Hutchison, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by our Board and the total number of meetings held by all committees of the Board on which such director served (during the period that such director served on the Board and any committee thereof). Mr. Hutchison’s attendance was reduced during early 2021 because of medical reasons, but the Board expects Mr. Hutchison to resume regular attendance for the remainder of 2022.

Director Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each director to be present at our annual meetings of stockholders. Messrs. Crovitz, Hutchison, Kinion, and Lien, and Ms. Middleton were present at our 2021 annual meeting of stockholders held on June 2, 2021. Ms, Mann did not join our Board until after the date of the 2021 annual meeting of stockholders.

Presiding Director of Non-Employee Director Meetings

The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, currently Mr. Crovitz, is the presiding director at these meetings.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board, non-management directors as a group, a committee of our Board or a specific director (including our chairman or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary or by sending an email to our Board at Board@marinsoftware.com.

All communications are reviewed by the Corporate Secretary and provided to the directors consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our Board not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our Board. The address for these communications is:

Marin Software Incorporated

c/o Corporate Secretary

123 Mission Street, 27th Floor

San Francisco, California 94105

Codes of Business Conduct and Ethics

We have adopted Codes of Business Conduct and Ethics that apply to all of our directors, officers and employees. Our Codes of Business Conduct and Ethics are posted on the “Investor Relations” section of our website located at http://investor.marinsoftware.com by clicking on “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Codes of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Candidates for nomination to our Board are selected by our Board based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by the Board regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

Director Qualifications and Board Diversity

With the goal of developing a diverse, experienced and highly-qualified Board, the nominating and corporate governance committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.

Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board from time to time, our Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines, and charters of the committees of our Board. The brief biographical description of each director and director nominee set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should continue to serve as a member of our Board at this time.

When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things:

•
a candidate’s independence, integrity, skills, financial and other expertise;
•
breadth of experience and achievement in one’s field;

•
the ability to exercise sound business judgment;
•
experience serving on public company boards;
•
knowledge and understanding about our business or industry; and
•
ability to devote adequate time and effort to responsibilities of the Board in the context of its existing composition.

Through the nomination process, the nominating and corporate governance committee seeks to promote Board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the Boards’ overall effectiveness. We are committed to fair treatment and equality of opportunity and building a culture of diversity and inclusion, including the selection of directors for our Board. Thus, the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow our Board to promote our strategic objectives and fulfill its responsibilities to our stockholders, and considers diversity of gender, race, national origin, education, professional experience, and differences in viewpoints and skills when evaluating proposed director candidates.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of six directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election at the Meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders to be held in 2023 and 2024, respectively. At the recommendation of the nominating and governance committee, our Board proposes that the two Class III nominees named below, each of whom is currently serving as a director in Class III, be elected as a Class III director for a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until his earlier resignation or removal. Shares of our common stock represented by proxies will be voted “FOR” the election of each of the nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.

Nominees to the Board of Directors

The nominees, and their ages, occupations and length of Board service as of February 15, 2022, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. This description includes the primary individual experience, qualifications, qualities and skills of the nominee that led to the conclusion that the director should serve as a director at this time.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Brian Kinion(1)	55	CFO, MX Technologies, Inc.	2017
Chris Lien	55	Founder, CEO, Marin Software Incorporated	2006

(1)
Member of audit committee.

Brian Kinion. Mr. Kinion has served as a member of our Board since June 2017. Since March 2022, Mr. Kinion has been Chief Financial Officer at MX Technologies, Inc., a financial data platform and leader in modern connectivity. Previously, Mr. Kinion was the Chief Financial Officer at Upwork, a talent freelancing platform, from November 2017 until August 2020, and a Special Advisor to the CEO at Upwork from August 2020 until October 2020. From March 2016 to April 2017, Mr. Kinion was the chief financial officer at Marketo, a marketing software automation platform. Prior to that role, Mr. Kinion served as a Vice-President and Group Vice President of Finance at Marketo from June 2013 to March 2016. From June 2002 to June 2013, Brian held a variety of finance leadership roles at SuccessFactors, a SaaS human resources management platform acquired by SAP; CoTherix, Inc., a biopharmaceutical company acquired by Actelion Pharmaceuticals, ClearSwift, an information security company; and DigitalThink, an elearning enterprise solutions company acquired by Convergys Corporation. He began his career as an auditor at KPMG LLP. Mr. Kinion holds a B.S. in accounting and an M.B.A. from St. Mary’s College of California. Mr. Kinion brings to our Board his 30 years of experience in leading finance organizations in public and private companies during periods of rapid growth and cash constraints, and expertise in SaaS and cloud business models, reporting and planning at high growth subscription businesses.

Christopher Lien. Mr. Lien is our founder, Chief Executive Officer, and chairman of our Board. From May 2014 until September 2015, Mr. Lien served as executive chairman, and from the founding of the Company in 2006 to May 2014, he served as our Chief Executive Officer. Mr. Lien returned to serve as our Chief Executive Officer in August 2016. Mr. Lien has been a member of our Board since 2006. Previously, Mr. Lien served as Chief Operating Officer of Adteractive, Inc., an online performance marketing company, from 2004 to 2005. In 2001, Mr. Lien co-founded and served as Chairman and Chief Financial Officer of Sugar Media, Inc., a broadband services platform, until its acquisition in 2003 by 2Wire, Inc., a leading supplier of DSL equipment and services, which was subsequently acquired by Pace plc in 2010. Prior to that, Mr. Lien served in various capacities at BlueLight.com, LLC, Kmart Corporation’s e-commerce and Internet service provider subsidiary from 2000 to 2001, including as Chief Financial Officer and acting Chief Executive Officer. Prior to BlueLight.com, Mr. Lien spent 10 years at various investment banks, including Morgan Stanley and Evercore Partners, with his last role as Managing Director. Mr. Lien holds an A.B. from Dartmouth College, where he was elected as a member of Phi Beta Kappa, and an M.B.A. from the Stanford Graduate School of Business. Mr. Lien’s presence as a director brings his thorough knowledge of our company into our Board’s strategic and policy-making discussions. He brings his extensive experience in finance, digital marketing and executive roles in the information technology industry into deliberations regarding our strategy and operations.

Continuing Directors

The directors who are serving for terms that end following the Meeting, and their ages, occupations and length of Board service as of February 15, 2022, are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our directors that led to the conclusion that each director should continue to serve as a director.

Name of Director	Age	Principal Occupation	Director Since

Class I Directors:

L. Gordon Crovitz(1) (2)	63	Co-Founder, NewsGuard Technologies	2012
Daina Middleton (2) (3)	56	Consultant	2014

Class II Directors:

Donald Hutchison(3)	65	Investor	2006
Diena Lee Mann(1)(3)	41	SVP Product and Services, SoundCommerce	2021

(1) Member of audit committee.

(2) Member of nominating and corporate governance committee.

(3) Member of compensation committee.

L. Gordon Crovitz. Mr. Crovitz has served as a member of our Board since May 2012. In February 2018, Mr. Crovitz co-founded and currently serves as the co-CEO of NewsGuard Technologies, a provider of information about the news brands consumers access online. Between September 2016 and April 2017, Mr. Crovitz served as the Interim CEO of Houghton Mifflin Harcourt Company, a global learning company. In 2009, Mr. Crovitz became a partner at NextNews Ventures, which invests in early-stage news and information companies. Mr. Crovitz also co-founded Journalism Online, LLC, a provider of e-commerce solutions for publishers, in April 2009. From 2008 until April 2009, Mr. Crovitz was an active angel investor in, and advisor to, privately held media and technology companies. Prior to that, Mr. Crovitz worked at Dow Jones & Company, Inc. from 1980 until 2007 in a variety of positions, most recently as a publisher of The Wall Street Journal and executive vice president. Mr. Crovitz is a member of the board of directors of Association of American Rhodes Scholars,, a privately held entity. Mr. Crovitz holds an A.B. in Politics, Economics, Rhetoric and Law from the University of Chicago, a B.A. in Jurisprudence from the University of Oxford and a J.D. from Yale Law School. Mr. Crovitz brings to our Board a diversity of distinguished experiences and seasoned business acumen, particularly extensive experience in the media and publishing industries. His service on other boards of directors provides an important perspective on corporate governance matters, including best practices established at other companies.

Daina Middleton. Ms. Middleton has served on our Board since October 2014. Since November 2021, Ms. Middleton has been an independent consultant. From December 2020 until November 2021, Ms. Middleton was the Chief Executive Officer at Britelite Immersive, an experiential creative technology company. From September 2019 to December 2020, Ms. Middleton was a consultant at the Enact Agency, a strategic consultancy company. Prior to that, Ms. Middleton was the CEO of Ansira, an independent marketing technology and services company, from October 2017 until April 2019. She also spent time as a leadership development and organization effectiveness coach with the Larcen Consulting Group, an arm of Gryphon Investors, and, from May 2014 until January 2016, was the Head of Business Marketing at Twitter, Inc., a social media and communications platform. Before joining Twitter, she was Chief Executive Officer of Performics, Inc., a performance marketing agency, from January 2010 to May 2014. Prior to that, Ms. Middleton served as Senior Vice President at Moxie Interactive, a digital creative agency. Ms. Middleton began her marketing career at Hewlett-Packard, where she worked for 16 years in advertising and marketing roles of increasing responsibility. Ms. Middleton received a B.S. in Technical Journalism from Oregon State University. Ms. Middleton brings to our Board her expertise in the digital marketing space built over more than 20 years in the industry as well as her experience in general management and executive leadership.

Donald P. Hutchison. Mr. Hutchison has served on our Board since April 2006. Since 2002, Mr. Hutchison’s principal employment has been as an angel investor in start-up technology companies. From 2006 to 2008, Mr. Hutchison was the Co-Founder and Chairman of the Board of Directors of Recurrent Energy LLC, a solar energy provider. Prior to that, Mr. Hutchison served as the Chief Executive Officer and Chairman of the Board of work.com, a joint venture established by Dow Jones and Excite@Home. Mr. Hutchison previously served in senior positions at Excite@Home (At Home Corporate), a former Internet broadband provider acquired by Ask Jeeves, and NETCOM On-Line Communications Services, Inc., a former Internet services provider acquired by ICG Communications. Mr. Hutchison previously served as a member of the board of directors of many privately-held companies, including

W&W Communications, Inc., a fabless semiconductor company, which was acquired by Cavium, Inc. Mr. Hutchison holds a B.A. in Economics from the University of California, Santa Barbara, and an M.B.A. in Finance and Organizational Development from Loyola Marymount University. Mr. Hutchison brings to our Board significant experience analyzing and investing in other technology companies, as well as management and leadership experience as a former founder and executive of technology companies.

Diena Lee Mann. Since November 2020, Ms. Mann has been the SVP of Product and Services at SoundCommerce, a SaaS data platform company for the retail industry vertical. Ms. Mann was the CEO of Red Sky Blue Water (subsidiary of iLink Digital), a marketing agency specializing in channel partner programs, from January 2020 to November 2020. Previously, she was the VP of Digital Transformation at iLink Digital, a global B2B enterprise technology consulting company, from January 2019 to December 2019. She was also an independent product strategy consultant from July 2017 to December 2018 for growth stage venture-backed companies. Ms. Mann started her career in technology as Co-Founder & Managing Partner of Tyemill, an ecommerce and application development services company, from May 2008 to June 2017. Since January 2020, Ms. Mann has served on the board of Seattle Symphony, a leading arts non-profit, where she is currently Vice Chair of the organization, Chair of the Equity (DEI) Committee, and is a member of the Finance Committee. She holds a B.S. in Statistics and M.A. in Applied Statistics from the University of Michigan. Ms. Mann brings to our Board her strategic product leadership and technical expertise of B2B data, analytics and automation software and solutions for retail, financial services, and marketing.

There are no familial relationships among our directors and officers.

Board Diversity

The following Board Diversity Matrix as required by the Nasdaq Stock Market is as of April 22, 2022:

Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Island	0	0	0	0
White	1	4	0	0
Two or More Races	0	0	0	0
LGBTQ+	0
Did not Disclose Demographic Background	0

Director Compensation

The following table provides information for the fiscal year ended December 31, 2021 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of fiscal 2021. Christopher Lien, our Chief Executive Officer, is not included in the table below as he is an employee and thus received no compensation for his services as a director for the fiscal year ended December 31, 2021. The compensation received by Mr. Lien as an employee is shown in the “Summary Compensation Table” below.

For fiscal 2021, our director compensation policy provided that each continuing non-employee director would be granted a RSU award covering a number of shares of common stock having an aggregate full grant date fair value of $67,000, with such RSUs vesting on the date of the annual stockholder’s meeting in the year following the date of grant. Any new directors would be granted a RSU award covering a number of shares of common stock having an aggregate full grant date fair value of $135,000, with such RSUs vesting as to one-third of the total number of shares on the date of our annual meeting of stockholders held in each of the three years following the date of the grant. Pursuant to the policy, each continuing non-employee director was granted an RSU award covering 41,875 shares of our common stock in fiscal 2021, which RSU award had a grant date fair value of $67,000 as indicated in the table below. Ms. Mann, who joined our Board in October 2021, was granted an RSU award covering 20,361 shares of our common stock in fiscal 2021, which RSU award had a grant date fair value of $134,993 as indicated in the table below.

In fiscal 2021, we also approved the following annual cash compensation arrangements for our non-employee directors, with such payments to be made in equal quarterly installments in arrears, commencing with the quarter that began on October 1, 2021: (i) $35,000 per year for service as a director; (ii) $17,500 per year for service as Lead Independent Director; (iii) $5,000 per year for service as a member of the audit committee, with the chairperson of the audit committee receiving $10,000 per year; (iv) $2,500 per year for service as a member of the compensation committee, with the chairperson of the compensation committee receiving $5,000 per year; and (v) $1,750 per year for service as a member of the nominating and corporate governance committee, with the chairperson of the nominating and corporate governance committee being paid $2,500 per year. We do not pay any cash meeting fees for attendance at any meetings of our Board or committees of our Board. The table below indicates the cash compensation payments for the non-employee dierctors for fiscal 2021, which payments were made in fiscal 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
L. Gordon Crovitz	15,000	67,000	—	82,000
Donald P. Hutchison	10,000	67,000	—	77,000
Brian Kinion	11.250	67,000	—	78,250
Diena Lee Mann	8,569	134,993	—	143,562
Daina Middleton	11.063	67,000	—	78,063
(1)
Amounts shown in this column reflect the aggregate full grant date fair value calculated in accordance with ASC 718 for RSU awards granted during the fiscal year. The assumptions used in calculating the grant date fair value of the RSU awards reported in this column are set forth in Notes 9 and 10 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”). Note that the amounts reported in this column reflect the accounting cost for these RSU awards, and do not correspond to the actual economic value that may be received by the non-employee directors from the RSU awards. For information regarding the number of stock options and RSUs held by each non-employee director as of December 31, 2021, see the table below.

Our non-employee directors held the following number of outstanding stock options and RSUs as of December 31, 2021.

Name	Grant Date	Option Awards(1)	Stock Awards(1)
L. Gordon Crovitz	5/24/21(2)	-	41,875
	8/17/20(3)	-	55,944
	5/13/19(4)	16,900
	4/12/18(4)	8,572
	5/8/17(4)	8,572
	5/10/16(4)	8,572
	4/22/15(4)	6,943
	5/12/14(4)	4,178

Donald P. Hutchison	5/24/21(2)	-	41,875
	8/17/20(3)	-	55,944
	5/13/19(4)	16,900
	4/12/18(4)	8,572
	5/8/17(4)	8,572
	5/10/16(4)	8,572
	4/22/15(4)	6,986
	5/12/14(4)	4,220
	9/14/12(5)	2,858
	1/31/13(6)	4,286
	1/31/13(7)	100

Brian Kinion	5/24/21(2)	-	41,875
	8/17/20(3)	-	55,944
	5/13/19(4)	16,900
	4/12/18(4)	8,572
	8/15/17(4)	7,444

Diena Lee Mann	11/8/21(8)	-	20,361

Daina Middleton	5/24/21(2)	-	41,875
	8/17/20(3)	-	55,944
	5/13/19(4)	16,900
	4/12/18(4)	8,572
	5/8/17(4)	8,572
	5/10/16(4)	8,572
	4/22/15(4)	6,886
	10/13/14(9)	4,286
(1)
All stock options and RSU awards expire 10 years after the date of grant. These stock options and RSU awards also provide that, in the event of a “change of control,” all of the shares of our common stock subject to such stock option or RSU award will immediately vest, and the right of repurchase with respect to any unvested shares shall lapse, in full as of the effectiveness of the change of control. All historic stock option awards listed in this table have been adjusted to reflect our 1-for-7 reverse stock split effectuated on October 5, 2017.
(2)
The RSU award was granted pursuant to the 2013 Plan and will vest in full on the date of the Meeting.
(3)
The RSU award was granted pursuant to the 2013 Plan and vested as to one-third (27,972) of the total number of shares (83,916) on June 2, 2021, the date of our 2021 annual meeting of stockholders, and will vest as to one-third of the total number of shares on each of the date of the Meeting and the date of our annual meeting of stockholders to be held in 2023.
(4)
The stock option was granted pursuant to the 2013 Plan and vested in its entirety on the first anniversary of the vesting commencement date.
(5)
The stock option was granted pursuant to the 2006 Equity Incentive Plan (the “2006 Plan”) and was immediately exercisable in full upon grant. In the event the grantee exercised unvested shares subject to the option, the unvested shares would be subject to a right of repurchase in our favor at the option exercise price. The stock option vested ratably each month over a 48-month period from the vesting commencement date and is fully vested.
(6)
The stock option was granted pursuant to the 2006 Plan and was immediately exercisable in full upon grant. In the event the grantee exercised unvested shares subject to the option, the unvested shares would be subject to a right of repurchase in our favor at the option exercise price. The stock option vested over a three-year period with one-third vesting on each anniversary of the vesting commencement date and is fully vested.
(7)
The stock option was granted pursuant to the 2006 Plan and was immediately exercisable in full upon grant. In the event the grantee exercised unvested shares subject to the option, the unvested shares would be subject to a right of repurchase in our favor at the option exercise price. The stock option vested in its entirety on the first anniversary of the vesting commencement date.
(8)
The RSU award was granted pursuant to the 2013 Plan and will vest as to one-third of the total number of shares on each of the date of the Meeting and the dates of each of our annual meetings of stockholders to be held in each of 2023 and 2024.
(9)
The stock option was granted pursuant to the 2013 Plan and vested over a three-year period with one-third vesting on each anniversary of the vesting commencement date and is fully vested.

Other Compensation. Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel and other expenses.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION

OF THE NOMINATED DIRECTORS

PROPOSAL NO. 2 - NON-BINDING ADVISORY VOTE

ON EXECUTIVE COMPENSATION

As required pursuant to Section14A of the Exchange Act, we are providing our stockholders with an opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This non-binding advisory vote is commonly referred to as a “say-on-pay” proposal.

Our Board believes that our current executive compensation program has been effective at aligning our executive officers’ interests with those of our stockholders. Stockholders are urged to read the “Executive Compensation” section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our named executive officers.

The compensation committee and our Board are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of Marin Software Incorporated’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the accompanying narrative disclosures set forth in the proxy statement relating to Marin Software Incorporated’s 2022 annual meeting of stockholders.”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our audit committee has selected Grant Thornton LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year ending December 31, 2022. As a matter of good corporate governance, our audit committee has decided to submit its selection of its principal independent registered public accounting firm to stockholders for ratification. In the event that Grant Thornton LLP is not ratified by our stockholders, the audit committee will review its future selection of Grant Thornton LLP as our principal independent registered public accounting firm.

Grant Thornton LLP audited our financial statements for fiscal 2021. Representatives of Grant Thornton LLP are expected to be present at the Meeting, in which case they will be given an opportunity to make a statement at the Meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Grant Thornton LLP periodically rotates the individuals who are responsible for our audit.

In addition to performing the audit of our consolidated financial statements, Grant Thornton LLP provided various other services during fiscal 2020 and 2021.

Our audit committee has determined that Grant Thornton LLP’s provision of these services, which are described below, does not impair Grant Thornton’s independence from the Company. During fiscal 2020 and fiscal 2021, fees for services provided by Grant Thornton LLP were as follows:

Fees Billed to Marin	Fiscal 2020	Fiscal 2021
Audit fees(1)	$792,900	$871,895
Audit-related fees	—	—
Tax fees(2)	70,363	28,489
Total fees	$863,263	$900,384
(1)
“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).
(2)
“Tax fees” include fees for tax compliance and advice, and encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax, and assistance with tax audits. In fiscal 2020 and 2021, “tax fees” included analysis related to our corporate tax structure.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 18, 2022, by:

•
each of our current directors or director nominees;
•
each of our named executive officers during fiscal 2021; and
•
all of our directors, director nominees and executive officers as a group.

To our knowledge, no stockholder was the beneficial owner of more than 5% of our outstanding common stock as of February 18, 2022.

Percentage ownership of our common stock is based on 15,537,538 shares of our common stock outstanding on February 18, 2022. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to options and restricted stock units that are currently exercisable or subject to settlement or that will become exercisable or subject to settlement within 60 days of February 18, 2022 to be outstanding and to be beneficially owned by the person or entity for the purpose of computing the percentage ownership of that person. We did not deem these as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each of the individuals named below is c/o Marin Software Incorporated, 123 Mission Street, 27th Floor, San Francisco, California 94105.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent Owned
Directors and Named Executive Officers
L. Gordon Crovitz(1)	53,737	*
Donald P. Hutchison(2)	61,066	*
Brian Kinion(3)	45,888	*
Christopher Lien(4)	351,178	2.2
Daina Middleton(5)	81,760	*
Diena Lee Mann	-	*
Wister Walcott(6)	133,011	*
Robert Bertz(7)	11,802	*
All directors and named executive officers as a group (8 persons)(8)	738,442	4.7

Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)
Consists of 53,737 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of February 18, 2022.
(2)
Consists of 61,066 shares of our common stock issuable to Mr. Hutchison upon exercise of stock options exercisable within 60 days of February 18, 2022.
(3)
Consists of (a) 12,972 shares of our common stock and (b) 32,916 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of February 18, 2022.
(4)
Consists of (a) 219,569 shares of our common stock held directly by the Lien Revocable Trust dated 7/8/2003, of which Mr. Lien is a co-trustee, (b) 92,919 shares of our common stock issuable to Mr. Lien upon exercise of stock options exercisable within 60 days of February 18, 2022, (c) 19,285 shares of our common stock held by the Chris Lien 2013 Annuity Trust, (d) 19,285 shares of our common stock held by the Rebecca Lien 2013 Annuity Trust, and (e) 120 shares held by Rebecca Lien.
(5)
Consists of (a) 27,972 shares of our common stock and (b) 53,788 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of February 18, 2022.
(6)
Consists of (a) 88,903 shares of our common stock, (b) 32,858 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of February 18, 2022, and (c) 11,250 shares of our common stock subject to vesting of RSU awards within 60 days of February 18, 2022.
(7)
Consists of 11,802 shares of our common stock.

(8)
Includes (a) 399,908 shares of common stock, (b) 327,284 shares issuable upon exercise of stock options exercisable within 60 days of February 18, 2022, and (c) 11,250 shares of our common stock subject to vesting of RSU awards within 60 days of February 18, 2022.

EXECUTIVE OFFICERS

The names of our executive officers, their ages as of February 15, 2022, and their positions are shown below.

Name	Age	Position
Christopher Lien	55	Chief Executive Officer
Robert Bertz	58	Chief Financial Officer
Wister Walcott	55	EVP, Product and Technology

Our Board chooses executive officers, who then serve at the board’s discretion. There is no familial relationship between any of the directors or executive officers and any other director or executive officer of the Company.

For information regarding Mr. Lien, please refer to the Continuing Directors section of Proposal No. 1 – “Election of Director,” above.

Robert Bertz. Mr. Bertz has served as our Chief Financial Officer since December 2019 and as our Vice President and Corporate Controller from April 2019 until December 2019. Before joining us, Mr. Bertz served in various positions at Enphase Energy, Inc., a supplier of solar microinverters, from October 2014 to April 2019, including as the Corporate Controller of Enphase Energy from June 2015 to April 2019. Prior to Enphase Energy, Mr. Bertz served as the Chief Financial Officer and Controller of Civitas Media/Heartland Publications LLC, a newspaper publisher, from May 2011 to April 2014, and as the Chief Financial Officer of Ensenda, Inc., a transportation and logistics company, from December 2008 to May 2011. Prior to this, Mr. Bertz served as the Vice President of Finance and Corporate Controller of ServiceSource International, Inc., a customer journey experience company, from December 2006 to November 2008, as the Corporate Controller of Cost Plus, Inc., a specialty retail store and subsidiary of Bed Bath & Beyond Inc., from 2003 to 2006, and as the Vice President and Corporate Controller of PeoplePC, an internet service provider and subsidiary of EarthLink, Inc., from 1999 to 2002. Mr. Bertz is a licensed Certified Public Accountant (inactive) and received his Bachelor of Business Administration in Accounting from the University of Texas Austin.

Wister Walcott. Mr. Walcott has served as our Executive Vice President, Product and Technology since September 2016. From February 2015 to July 2016, Mr. Walcott was a principal at Proxita, advising technology companies on product and marketing strategy. From 2006 to March 2012, Mr. Walcott served as our Vice President of Products and Platform, and from March 2012 to January 2015, he served as our Executive Vice President of Products and Platform. From 2004 to 2005, Mr. Walcott was the Vice President of Marketing at Composite Software, an enterprise data integration software provider. Prior to that, Mr. Walcott served as Senior Director of Product Management at Siebel Systems, a CRM software provider, from 1999 to 2004, when it was acquired by Oracle Corporation, an enterprise software company. Prior to Siebel, from 1996 to 1999, Mr. Walcott was the Vice President of Marketing at Pilot Network Services, Inc., an Internet security provider. From 1993 to 1995, and from 1988 to 1991, Mr. Walcott worked at Oracle Corporation, where he held a variety of technical and management positions. Mr. Walcott holds a B.S. in Computer Science (with honors) from Harvard University and an M.B.A. from Harvard Business School.

EXECUTIVE COMPENSATION

Overview

This section provides an overview of the material components of our executive compensation program for each person who served as our principal executive officer and our two executive officers (other than our principal executive officer) who were our most highly-compensated executive officers during fiscal 2021 and who we refer to as our “named executive officers.” Our named executive officers for fiscal 2021 were:

•
Christopher Lien, our founder and Chief Executive Officer;
•
Wister Walcott, our Executive Vice President, Product and Technology; and
•
Robert Bertz, our Chief Financial Officer.

The compensation earned or paid to our named executive officers for fiscal 2020 and fiscal 2021 is set forth in detail in the Summary Compensation Table and other tables that follow in this section, as well as the accompanying footnotes and narratives relating to those tables.

Summary Compensation Table

The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to each of our named executive officers for all services rendered in all capacities during fiscal 2020 and fiscal 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Christopher Lien	2021	400,000	—	450,400	436,000	32,676	(4)	1,319,076
Founder, Chief Executive Officer	2020	370,000	200,000	—	—	30,259	(5)	600,259
Wister Walcott	2021	300,000	—	337,800	163,500	3,370	(6)	804,670
EVP, Product & Technology	2020	277,500	75,000	—	—	3,337	(7)	355,837
Robert Bertz	2021	285,417	—	309,650	155,552	23,714	(8)	774,333
Chief Financial Officer	2020	254,375	68,750	—	—	21,938	(9)	345,063

(1)
The amounts in this column represent the cash bonuses pursuant to the Executive Bonus Compensation Plan that the Board determined to pay for services rendered in fiscal 2020.
(2)
The amount shown in this column represents the grant date fair value of RSU awards granted, as computed in accordance with ASC 718. For fiscal 2021, the assumptions used in calculating the grant date fair value are set forth in Notes 9 and 10 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”). No RSU awards were granted to the named executive officers in 2020 . Note that the amount reported in this column reflects the accounting cost for these RSU awards and do not correspond to the actual economic value that may be received.
(3)
The amounts in this column represent total performance-based bonuses earned for services rendered in fiscal 2021 pursuant to the terms of our Executive Bonus Compensation Plan.
(4)
Includes $29,273 in medical insurance premiums coverage that we paid on Mr. Lien’s behalf, $3,013 in premiums paid by us for long-term disability benefits, and $390 in premiums paid by us for group term life insurance benefits.
(5)
Includes $26,856 in medical insurance premiums coverage that we paid on Mr. Lien’s behalf, $3,013 in premiums paid by us for long-term disability benefits, and $390 in premiums paid by us for group term life insurance benefits.
(6)
Includes $2,980 in premiums paid by us for long-term disability benefits, and $390 in premiums paid by us for group term life insurance benefits.
(7)
Includes $2,947 in premiums paid by us for long-term disability benefits, and $390 in premiums paid by us for group term life insurance benefits.
(8)
Includes $20,491 in medical insurance premiums coverage that we paid on Mr. Bertz’s behalf, $2,833 in premiums paid by us for long-term disability benefits and $390 in premiums paid by us for group term life insurance benefits.
(9)
Includes $18,799 in medical insurance premiums coverage that we paid on Mr. Bertz’s behalf, $2,753 in premiums paid by us for long-term disability benefits and $386 paid by us for group term life insurance benefits.

Narrative to Summary Compensation Table

Base Salary

In May 2020, in order to help address and respond to the effects of the COVID-19 pandemic on the Company’s business in 2020, the Board approved, effective as of June 1, 2020, a 20% reduction to the annual base salaries of the Company’s senior management, including each of Christopher Lien, Wister Walcott and Robert Bertz. Subsequently, in August 2020, the Board approved revising such previous reductions to the annual base salaries of the Company’s senior management, including the named executive officers, from 20% of their previous annual base salaries to 10% of their previous annual base salaries, effective as of August 1, 2020. In January 2021, the Board approved restoring, effective as of January 1, 2021, the annual base salaries of the Company’s senior management, including the named exerutive officers, to the annual base salaries that were in effect prior to the original salary reductions that became effective as of June 1, 2020. Effective as of January 1, 2021, the annual base salaries of each of the named executive officers is as follows:

Named Executive Officer	Annual Base Salary
Christopher Lien, Chief Executive Officer	$400,000
Wister Walcott, Executive Vice President, Product and Technology	$300,000
Robert Bertz, Chief Financial Officer	$275,000

In August 2021, the Board approved increasing the annual base salary of Robert Bertz to $300,000, effective as of August 1, 2021.

Annual Cash Bonus

We maintain an Executive Bonus Compensation Plan in which our named executive officers participate. Participants are eligible to earn an annual cash incentive payment based upon an individual at-target incentive opportunity, which is assigned individually and expressed as a percentage of the named executive officer’s annual base salary earned during that portion of the year in which he is designated a participant in the plan. The actual incentive payment amount is determined based on the satisfaction of certain performance criteria and generally becomes payable, if at all, during the first quarter of the calendar year following the year the performance criteria are measured. Executives must be employed on the date of payment to receive a bonus under the Executive Bonus Compensation Plan.

We did not offer the Executive Bonus Compensation Plan for fiscal 2020 due to the uncertainty of the effects of the COVID-19 pandemic on our business. In February 2021, following a review of the Company’s and management’s performance for fiscal 2020 and to incentivize management retention, the Board determined to pay each of the named executive officers a cash bonus in amount equal to 50% of the annual bonus target for each named executive officer that was previously established by the Board for the prior year ended December 31, 2019, and which was calculated based on the annual base salary of each named executive officer in effect at the start of 2020. Such annual bonus targets were 100% of annual base salary for Mr. Lien and 50% of annual base salary for each of Mr. Walcott and Mr. Bertz. Each of these cash bonuses was paid in fiscal 2021.

We offered the Executive Bonus Compensation Plan for fiscal 2021. For fiscal 2021, our revenue performance and ending cash balance resulted in 89% attainment of the goals originally established under the Executive Bonus Plan. In September 2021, the Board approved a modification to the Executive Bonus Plan for 2021 (the “Modified Plan”), which applied to certain participants, including the named executive officers. The Board approved the Modified Plan to provide management an opportunity to achieve an additional 25% of their annual target bonus amounts if certain specified performance goals were achieved by the Company over the remainder of 2021. In February 2022, the compensation committee determined that the Company had achieved most of the specified performance goals and approved bonus payments to management of an additional 20% of their annual target bonus amounts, for total bonus payments under the Modified Plan of 109% of the target annual bonus amounts for the named executive officers. Each of these bonuses was paid in fiscal 2022.

Equity Incentive Awards

Our equity incentive awards are designed to align our employees’, including our named executive officers’, interests with those of our stockholders. Stock options and RSUs may be granted to our employees, including our named executive officers, under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”). In August 2021, the compensation committee made RSU awards covering 80,000, 60,000 and 55,000 shares of common stock to Mr. Lien, Mr. Walcott, and Mr. Bertz, respectively, where each such award vests as follows: 50% of the shares will vest on August 11, 2022 and the remaining 50% of the shares will vest on August 11, 2023, subject to such named executive officer continuing to provide services to the Company. The compensation committee awarded the named executive officers these RSU awards to promote retention.

No stock options were granted to the named executive officers in 2020 or 2021.

Health and Welfare Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life and disability insurance plans, in each case on the same basis as all of our other employees. We do not maintain any executive-specific benefit or perquisite programs.

Outstanding Equity Awards as of December 31, 2021

The following table provides information regarding each unexercised stock option and outstanding RSU awards held by our named executive officers as of December 31, 2021

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)				Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested (#)		Market Value of Restricted Stock Units That Have Not Vested ($)(2)
Name	Exercisable		Unexercisable
Christopher Lien	7,143		—		68.18	5/11/24	—		—
	10,428		—		45.36	3/8/25	—		—
	8,572		—		15.05	5/9/26	—		—
	36,776		—		49.35	5/7/22	—		—
	30,000		30,000	(3)	4.00	5/12/29	—		—
		—	—		—	—	80,000	(4)	296,800

Wister Walcott	32,858		—		17.15	9/6/26	—		—
							11,250	(5)	41,738
							22,500	(6)	83,475
							60,000	(7)	222,600

Robert Bertz							10,000	(8)	37,100
							10,000	(9)	37,100
							55,000	(10)	204,050

(1)
Outstanding equity awards were granted under our 2013 Plan. All stock options expire 10 years after the date of grant. In general, the unvested shares subject to a stock option will expire prior to the stock option’s stated expiration date in the event of the optionee’s termination of employment. See “Potential Payments upon Employment Termination and Change in Control Events” for additional information.
(2)
The market value of the unvested shares subject to the RSU awards were computed using $3.71, which was the closing price of our common stock on The Nasdaq Global Market on December 31, 2021.
(3)
The stock option award to purchase a total of 60,000 shares was granted in May 2019 with a vesting commencement date of May 13, 2019. 15,000 of the shares of our common stock subject to the stock option vested on each of May 13, 2020 and May 13, 2021. The remaining 30,000 shares subject to the stock option will vest on an equal annual basis on each anniversary after May 13, 2021 so long as Mr. Lien continues to provide services to the company, such that the shares subject to the stock option will be fully vested on May 13, 2023.
(4)
The RSU award was granted on August 11, 2021 with respect to a total of 80,000 shares. The shares of our common stock subject to the RSU award will vest on an equal annual basis on each anniversary of the grant date over the two years following the grant date so long as the named executive officer continues to provide services to the Company, such that the RSU award will be fully vested on August 11, 2023.

(5)
The RSU award was granted on April 12, 2018 with respect to a total of 45,000 shares. The shares of our common stock subject to the RSU award vested as to 11,250 of the shares subject to the RSU award on each of April 12, 2019, April 12, 2020 and April 12, 2021. The remaining 11,250 shares subject to the RSU award will vest on April 12, 2022.
(6)
The RSU award was granted on May 13, 2019 with respect to a total of 45,000 shares. The shares of our common stock subject to the RSU award vested as to 11,250 of the shares subject to the RSU award on each of May 13, 2020 and May 13, 2021. The remaining 22,500 shares subject to the RSU award will vest on an equal annual basis on each anniversary thereafter over the two years following May 13, 2021 so long as the named executive officer continues to provide services to the Company, such that the RSU award will be fully vested on May 13, 2023.
(7)
The RSU award was granted on August 11, 2021 with respect to a total of 60,000 shares. The shares of our common stock subject to the RSU award will vest on an equal annual basis on each anniversary of the grant date over the two years following the grant date so long as the named executive officer continues to provide services to the Company, such that the RSU award will be fully vested on August 11, 2023.
(8)
The RSU award was granted on May 7, 2019 with respect to a total of 20,000 shares. The shares of our common stock subject to the RSU award vested as to 5,000 of the shares subject to the RSU award on each of May 7, 2020 and May 7, 2021. The remaining 10,000 shares subject to the RSU award will vest on an equal annual basis on each anniversary thereafter over the two years following May 7, 2021 so long as the named executive officer continues to provide services to the Company, such that the RSU award will be fully vested on May 7, 2023.
(9)
The RSU award was granted on December 9, 2019 with respect to a total of 20,000 shares. The shares of our common stock subject to the RSU award vested as to 5,000 of the shares subject to the RSU award on each of December 9, 2020 and December 9, 2021. The remaining 10,000 shares subject to the RSU award will vest on an equal annual basis on each anniversary thereafter over the two years following December 9, 2021 so long as the named executive officer continues to provide services to the Company, such that the RSU award will be fully vested on December 9, 2023.
(10)
The RSU award was granted on August 11, 2021 with respect to a total of 55,000 shares. The shares of our common stock subject to the RSU award will vest on an equal annual basis on each anniversary of the grant date over the two years following the grant date so long as the named executive officer continues to provide services to the Company, such that the RSU award will be fully vested on August 11, 2023.

Offer Letters and Arrangements

We have entered into employment offer letters with each of our named executive officers.

Christopher Lien. We entered into an offer letter agreement with Mr. Lien, our Chief Executive Officer, in August 2016. Pursuant to the offer letter, Mr. Lien’s initial base salary was established at $400,000 per year. He was eligible to receive a bonus targeted at 100% of his base salary, prorated for the portion of fiscal 2016 that he was employed at the Company. Mr. Lien’s employment is at will and may be terminated at any time, with or without cause, subject to the severance obligations described below.

Wister Walcott. We entered into an offer letter agreement with Mr. Walcott, our Executive Vice President, Product and Technology, in August 2016. Pursuant to the offer letter, Mr. Walcott’s initial base salary was established at $300,000 per year. He was eligible to receive a bonus targeted at 50% of his base salary, prorated for the portion of fiscal 2016 that he was employed at the Company. On September 7, 2016, in accordance with the terms of his offer letter, Mr. Walcott was granted a stock option to purchase 32,858 shares of our common stock at an exercise price of $17.15 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board. This option is subject to vesting, with 25% of the shares vesting on the first anniversary of the vesting commencement date and the remainder vesting monthly over the remaining three years, such that the shares subject to the option would be fully vested in October 2020. Mr. Walcott’s employment is at will and may be terminated at any time, with or without cause, subject to the severance obligations described below.

Robert Bertz. We entered into an offer letter agreement with Mr. Bertz, our Chief Financial Officer, in December 2019 upon his promotion to Chief Financial Officer. Pursuant to the offer letter, Mr. Bertz’s initial base salary was established at $275,000 per year. He was eligible to receive a bonus targeted at 50% of his base salary, prorated for the portion of fiscal 2019 that he was employed at the Company as Chief Financial Officer. On May 7, 2019, in accordance with the terms of his original offer letter to serve as our Controller, Mr. Bertz was granted a RSU award with respect to 20,000 shares. This RSU is subject to vesting, with 25% of the shares vesting on May 7, 2020 and the remainder vesting annually over the next three years thereafter subject to Mr. Bertz continuing to provide services to the Company, such that the shares subject to the RSU would be fully vested in May 2023. On December 9, 2019, in accordance with the terms of his December 2019 offer letter to serve as our Chief Financial Officer, Mr. Bertz was granted an additional RSU award with respect to 20,000 shares. This RSU is subject to vesting, with 25% of the shares vesting on December 9, 2020 and the remainder vesting annually over the next three years thereafter subject to Mr. Bertz continuing to provide services to the Company, such that the shares subject to the RSU would be fully vested in December 2023. Mr. Bertz’s base salary was increased to

$300,000 per year effective as of Augut 1, 2021. Mr. Bertz’s employment is at will and may be terminated at any time, with or without cause, subject to the severance obligations described below.

Potential Payments upon Employment Termination and Change in Control Events

Messrs. Lien, Walcott and Bertz are each party to a Change in Control and Severance Agreement with the Company that provide for potential payments and benefits in the event of employment termination.

Mr. Lien’s Change in Control and Severance Agreement provides as follows:

•
Term: The agreement became effective on April 12, 2018 for an initial three-year term, and, in accordance with its terms, automatically renewed for an additional three year beginning as of April 12, 2021. The agreement provides that it terminates upon the earlier of April 12, 2024 or the date Mr. Lien’s employment is terminated for a reason other than a “qualifying termination.” A “qualifying termination” is defined as (1) a “change in control qualifying termination”, or a separation occurring within three months preceding or 12 months following a change in control resulting from termination of Mr. Lien’s employment for any reason other than cause or Mr. Lien voluntarily resigning his employment for good reason; or (2) a separation that is not a “change in control qualifying termination” resulting from termination of Mr. Lien’s employment for any reason other than cause or Mr. Lien voluntarily resigning his employment for good reason. The agreement shall automatically renew and continue in effect for three year periods from each scheduled expiration date, unless the Company provides notice of non-renewal at least three months prior to a scheduled expiration date.
•
Termination other than in connection with a change in control. In the event of a termination without cause other than in connection with a change in control, Mr. Lien would be entitled to receive severance benefits equal to nine months of his then current annual base salary, 75% of his annual target bonus at the then-current rate, and the monthly benefits premium under COBRA for nine months.
•
Termination in connection with a change in control. In the event of a qualifying termination, following a change in control (as defined in the severance agreement) of our Company, Mr. Lien would be entitled to receive severance benefits equal to 18 months of his then-current annual base salary, 150% of his annual target bonus at the then-current rate, and the monthly benefits premium under COBRA for 18 months. In addition, the shares underlying all unvested equity awards held by him or her immediately prior to such termination will become vested and exercisable in full.

Mr. Walcott’s Change in Control and Severance Agreement provides as follows:

•
Term: The agreement became effective on April 12, 2018 for an initial three-year term and, in accordance with its terms, automatically renewed for an additional three year beginning as of April 12, 2021. The agreement provides that its terminates upon the earlier of April 12, 2024 or the date employment is terminated for a reason other than a “qualifying termination.” A “qualifying termination” is defined as (1) a “change in control qualifying termination”, or a separation occurring within three months preceding or 12 months following a change in control resulting from termination of the individual’s employment for any reason other than cause or the individual voluntarily resigning his employment for good reason; or (2) a separation that is not a “change in control qualifying termination” resulting from termination of the individual’s employment for any reason other than cause or the individual voluntarily resigning his employment for good reason. The agreement shall automatically renew and continue in effect for three year periods from each scheduled expiration date, unless the Company provides notice of non-renewal at least three months prior to a scheduled expiration date.
•
Termination other than in connection with a change in control. In the event of a termination without cause other than in connection with a change in control, the executive would be entitled to receive severance benefits equal to six months of his then current annual base salary, 50% of the executive’s annual target bonus at the then-current rate, and the monthly benefits premium under COBRA for six months.
•
Termination in connection with a change in control. In the event of a qualifying termination, following a change in control (as defined in the severance agreement) of our Company, the executive would be entitled to receive severance benefits equal to 12 months of his then-current annual base salary, 100% of the executive’s annual target bonus at the then-current rate, and the monthly benefits premium under COBRA for 12 months. In addition, the shares underlying all unvested equity awards held by him immediately prior to such termination will become vested and exercisable in full.

The Company entered into a Change in Control and Severance Agreement with Mr. Bertz in December 2019. The Company subsequently entered into an Amended and Restated Change in Control and Severance Agreement with Mr. Bertz in January 2021, which provides for certain increased benefits to Mr. Bertz in the event of certain terminations as compared to the original agreement.

Such amendment aligned Mr. Bertz’z benefits under this agreement with those of our other executive officers. Mr. Bertz’s current Change in Control and Severance Agreement provides as follows:

•
Term: The agreement became effective on January 28, 2021 and terminates upon the earlier of January 28, 2024 or the date employment is terminated for a reason other than a “qualifying termination.” A “qualifying termination” is defined as (1) a “change in control qualifying termination”, or a separation occurring within three months preceding or 12 months following a change in control resulting from termination of the individual’s employment for any reason other than cause or the individual voluntarily resigning his employment for good reason; or (2) a separation that is not a “change in control qualifying termination” resulting from termination of the individual’s employment for any reason other than cause or the individual voluntarily resigning his employment for good reason. The agreement shall automatically renew and continue in effect for three year periods from each scheduled expiration date, unless the Company provides notice of non-renewal at least three months prior to a scheduled expiration date.
•
Termination other than in connection with a change in control. In the event of a termination without cause other than in connection with a change in control, the executive would be entitled to receive severance benefits equal to six months of his then current annual base salary (which previously had been three months), 50% of the executive’s annual target bonus at the then-current rate (which previously had been 25%), and the monthly benefits premium under COBRA for six months(which previously had been three months).
•
Termination in connection with a change in control. In the event of a qualifying termination, following a change in control (as defined in the severance agreement) of our Company, the executive would be entitled to receive severance benefits equal to 12 months of his then-current annual base salary (which previously had been six months), 100% of the executive’s annual target bonus at the then-current rate (which previously had been 50% plus the pro rata portion of his unpaid target bonus for the period of completed service) and the monthly benefits premium under COBRA for 12 months (which previously had been six months). In addition, the shares underlying all unvested equity awards held by him immediately prior to such termination will become vested and exercisable in full.

We believe that these protections assisted us in attracting these individuals to join and stay at our Company. We also believe that these protections serve our executive retention objectives by helping the named executive officers maintain continued focus and dedication to his responsibilities to maximize stockholder value, including in the event that there is a potential transaction that could involve a change in control of our Company. The terms of these agreements were determined after review by our Board or the compensation committee, as applicable, of our retention goals for each executive officer.

The table below presents estimated payments and benefits that would have been provided to Messrs. Lien, Walcott and Bertz, assuming their respective qualifying terminations as of December 31, 2021. As a condition of receiving any severance benefits in connection with the change in control agreements, each named executive officer must execute a full waiver and release of all claims in our favor. In addition to the benefits described in the tables below, upon termination of employment each executive officer may be eligible for other benefits that are generally available to all salaried employees, such as life insurance, long-term disability, and 401(k) benefits.

	Chris Lien	Wister Walcott	Robert Bertz
Termination after Change of Control:
Cash Severance(1)	$1,200,000	$450,000	$450,000
Post-termination COBRA Reimbursement(2)	62,619	—	28,940
Acceleration of Stock Options and RSUs(3)	296,800	347,813	278,250
Total	$1,559,419	$797,813	$757,190

Termination not in connection with Change of Control:
Cash Severance(4)	$600,000	$225,000	$225,000
Post-termination COBRA Reimbursement(5)	31,309	—	14,470
Total	$631,309	$225,000	$239,470
(1)
Mr. Lien would receive 18 months of base salary and 150% of his annual target bonus. Mr. Walcott and Mr. Bertz would each receive 12 months of base salary and 100% of his annual target bonus.
(2)
Mr. Lien would receive 18 months of COBRA benefits reimbursement and Mr. Bertz would receive 12 months of COBRA benefits reimbursement. Mr. Walcott elected not to receive benefits from the Company that would be eligible for continuation under COBRA. As a result, Mr. Walcott would not be eligible for post-termination COBRA benefits reimbursement.

(3)
As of December 31, 2021, Mr. Lien had 80,000 unvested RSUs, Mr. Walcott had 93,750 unvested RSUs and Mr. Bertz had 75,000 unvested RSUs. The closing price of our common stock on The Nasdaq Global Market as of December 31, 2021 was $3.71.
(4)
Mr. Lien would receive nine months of base salary and 75% of his annual target bonus; Mr. Walcott and Mr. Bertz would each receive six months of base salary and 50% of his target bonus.
(5)
Mr. Lien would receive nine months of COBRA benefits reimbursement and Mr. Bertz would receive six months of COBRA benefits reimbursement. Mr. Walcott elected not to receive benefits from the Company that would be eligible for continuation under COBRA. As a result, Mr. Walcott would not be eligible for post-termination COBRA benefits reimbursement.

In addition to the arrangements described above, upon a termination of employment Mr. Walcott is eligible to receive any benefits accrued under our broad-based benefit plans in accordance with those plans and policies.

Other Compensation Policies

Stock Ownership Guidelines

Currently, we have not implemented a policy regarding minimum stock ownership requirements for our executive officers, including the named executive officers.

Compensation Recovery Policy

Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a general compensation recovery (clawback) policy covering our annual and long-term incentive award plans and arrangements after the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Act.

Derivatives Trading and Hedging Policy

Our insider trading policy prohibits the use of puts, calls or shorts related to our shares by our directors, officers and employees.

Share Pledging Policy

Our insider trading policy provides that no employee, officer or director may purchase Company securities on margin, borrow against any account in which Company securities are held, or pledge Company securities as collateral for a loan. Notwithstanding the foregoing, an employee who is not an officer or director may pledge Company securities as collateral for a loan (not including margin debt) if such employee can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities. An employee who is not an officer or director wishing to pledge Company securities as collateral for a loan must: (i) submit a request for pre-clearance to our compliance officer at least two weeks prior to the proposed execution of documents evidencing the proposed pledge and (ii) provide evidence of the financial capacity to repay the loan without resort to the pledged securities. Our compliance officer, in his or her sole discretion, shall make the determination as to whether the necessary financial capacity has been demonstrated.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2021 with respect to compensation plans under which shares of our common stock may be issued. The category “Equity compensation plans approved by security holders” in the table below consists of the 2006 Equity Incentive Plan (the “2006 Plan”), 2013 Equity Incentive Plan (the “2013 Plan”) and 2013 Employee Stock Purchase Plan (the "2013 ESPP").

Plan category	Number of securities to be issued upon exercise of outstanding options and restricted stock units(#)	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,924,940(1)	23.80(2)	1,045,788(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,924,940	23.80	1,045,788

(1) Excludes purchase rights accruing under the 2013 ESPP.

(2) The weighted average exercise price relates solely to shares subject to outstanding stock options, as shares subject to restricted stock units have no exercise price.

(3) Consists of 269,303 shares that remain available for purchase under the 2013 ESPP and 776,485 shares of common stock that remain available for grant under the 2013 Plan. Any such shares of common stock that are subject to outstanding awards under the 2006 Plan that are issuable upon the exercise of options that expire or become unexercisable for any reason without having been exercised in full will be forfeited and will be available for future grant and issuance under the 2013 Plan. In addition, the number of shares reserved for issuance under our 2013 Plan increased or will increase automatically on the first day of January of each of 2022 through 2023 by the number of shares equal to the lesser of 5% of the total outstanding shares of our common stock as of the immediately preceding December 31st and a number of shares approved by our Board (which increase was 776,602 shares on January 1, 2022). Similarly, the number of shares reserved for issuance under our 2013 ESPP increased or will increase automatically on the first day of January of each of 2022 through 2023 by the number of shares equal to the lesser of 1% of the total outstanding shares of our common stock as of the immediately preceding December 31st (rounded down to the nearest whole share) and a number of shares approved by our Board or our compensation committee, subject to a maximum increase of 100,000 shares (which increase was 100,000 shares on January 1, 2022).

RELATED PARTY TRANSACTIONS

Other than compensation arrangements, including employment, termination of employment and severance and change in control arrangements, since January 1, 2021, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, holder of more than 5% of our common stock, or any member of their immediate family had or will have a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Parties

Our Board has adopted a written related person transactions policy. Under this policy, the audit committee reviews transactions that may be “related-person transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and their immediate family members. The audit committee has adopted a related party transactions policy to set forth the procedures for the identification, review, consideration and approval or ratification of these transactions.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Grant Thornton LLP our audited consolidated financial statements for the year ended December 31, 2021. The Audit Committee also has discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Brian Kinion, Chair

L. Gordon Crovitz

Diena Lee Mann

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Marin Software Incorporated, 123 Mission Street, 27th Floor, San Francisco, California 94105, Attn: Corporate Secretary.

To be timely for the 2023 annual meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than February 23, 2023 and not later than 5:00 p.m. Pacific Time on March 25, 2023. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 annual meeting must be received by us not later than December 28, 2022 in order to be considered for inclusion in our proxy materials for that meeting.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2021, except for (1) a late Form 4 was filed for Daina Middleton on June 3, 2021 to report the granting of an RSU award to Ms. Middleton on May 24, 2021, and (2) a late Form 4 was filed for Donald Hutchison on August 6, 2021 to report the acquisition of 178 shares by Hutchison Family Trust on August 26, 2016.

Available Information

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Marin Software Incorporated

123 Mission Street, 27th Floor

San Francisco, California 94105

Attn: Investor Relations

Electronic Delivery of Stockholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future Annual Reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery also can eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

Registered Owner (you hold our common stock in your own name through our transfer agent, Broadridge Corporate Issuer Solutions, Inc., or you are in possession of stock certificates):please visit www.shareholder@broadridge.com.

Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee, or nominee. Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call our new transfer agent Broadridge Corporate Issuer Solutions, Inc. at (877) 830-4936 or visit www.shareholder@broadridge.com with questions about electronic delivery.

“Householding”—Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our 2021 Form 10-K and proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are our stockholders will be “householding” our 2021 Form 10-K and proxy materials. A set of our 2021 Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge, either by calling toll-free (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will deliver a proxy statement, proxy card, our 2021 Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy statement, proxy card, 2021 Form 10-K and other proxy materials at no charge, you may write our Investor Relations department at 123 Mission Street, 27th Floor, San Francisco, California 94105, Attn: Investor Relations, visit http://investor.marinsoftware.com/contact-ir, send an email to ir@marinsoftware.com or call (415) 399-2580.

Any stockholders who share the same address and currently receive multiple copies of our 2021 Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

Our Board does not presently intend to bring any other business before the Meeting and, so far as is known to our Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may arise and properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MRIN2022

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the Class III directors:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Brian Kinion 02) Chris Lien

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. Advisory vote to approve 2021 named executive officer compensation.	☐	☐	☐
3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000537583_1 R1.0.0.24

MARIN SOFTWARE INCORPORATED
Annual Meeting of Stockholders
June 8, 2022 9:30 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christopher Lien and Robert Bertz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of MARIN SOFTWARE INCORPORATED that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, Pacific Time on June 8, 2022 virtually via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/MRIN2022 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000537583_2 R1.0.0.24